UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 12, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In November 2014, we announced a change in organizational structure designed to better serve our customers. Our life sciences business, excluding the nucleic acid solutions division, together with the chemical analysis business will merge to form a new segment called life sciences and applied markets business. Our diagnostics and genomics businesses will combine and will include the nucleic acid solutions division of our life sciences business to become the diagnostics and genomics segment. Finally, the Agilent crosslab segment will be formed from our services and consumables businesses.  We are furnishing this Current Report on Form 8-K to provide selected segment information that reflect changes in our reportable segments related to the changes in our organizational structure.

                This Current Report on Form 8-K should be read in conjunction with the Annual Report on Form 10-K and other filings.  The information contained in this report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1
Selected segment information for the fiscal quarters ended January 31, 2012, 2013 and 2014, April 30, 2012, 2013 and 2014, July 31, 2012, 2013 and 2014 and October 31, 2012, 2013, 2014 and fiscal years ended October 31, 2012, 2013 and 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Assistant Secretary

Date: January 12, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1
Selected segment information for the fiscal quarters ended January 31, 2012, 2013 and 2014, April 30, 2012, 2013 and 2014, July 31, 2012, 2013 and 2014 and October 31, 2012, 2013, 2014 and fiscal years ended October 31, 2012, 2013 and 2014.

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